UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20509

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 22, 2022

Tejon Ranch Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7183	77-0196136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 1000, Lebec, California	93243
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 661 248-3000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	3

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

A.

Appointment of Chief Operating Officer/Chief Financial Officer: On March 28, 2022, Tejon Ranch Co. (the “Company”) will be appointing Allen E. Lyda, age 64, to a newly created office of Chief Operating Officer/Chief Financial Officer. Mr. Lyda has served as the Company’s Chief Operating Officer since January 2019 and prior to that served as the Company’s Chief Financial Officer from 1999 to December 2018. As a result of this newly created office, Mr. Lyda will resign from the office of Chief Operating Officer on March 28, 2022.

As Chief Operating Officer/Chief Financial Officer, Mr. Lyda will supervise operations of the Company that include finance, investment, investor relations, farming, mineral and water operations, and human resources, and will serve as the Company’s Principal Financial Officer. Mr. Lyda continues to serve as Executive Vice President (an office he has held since 2013), Treasurer and Assistant Secretary. Mr. Lyda joined the Company in 1990.

B.

Appointment of Chief Accounting Officer: On March 28, 2022, the Company will be appointing Robert D. Velasquez, age 55, to the office of Chief Accounting Officer. Mr. Velasquez will supervise operations of the Company that include accounting functions, regulatory reporting, financial analysis, and internal controls. As a result, Mr. Velasquez will resign from the office of Chief Financial Officer effective on March 28, 2022, a position he held since January 2019.

Mr. Velasquez continues to serve as Senior Vice President, Finance for the Company and as the Company’s Principal Accounting Officer. Mr. Velasquez joined the Company in 2014. Prior to joining the Company, he was employed by Ernst & Young LLP, serving as an Executive Director. Mr. Velasquez has over 19 years of experience in the real estate, hospitality, and construction industries. Mr. Velasquez is a Certified Public Accountant and is a member of the American Institute of Certified Public Accounting.

C.

Reporting of Ancillary Matters: Mr. Lyda and Mr. Velasquez have (i) no arrangements or understandings with any other person pursuant to which either individual was appointed as Chief Operating Officer/Chief Financial Officer or Chief Accounting Officer, respectively, and (ii) no family relationship with any director or executive officer of the Company. Mr. Lyda and Mr. Velasquez are not parties to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2022	TEJON RANCH CO.

	By:	/S/ ALLEN E. LYDA
	Name:	Allen E. Lyda
	Title:	Executive Vice President, Chief Operating Officer

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